Central Bank of Ireland grants Caterpillar Financial first industrial banking license under new requirements.

Caterpillar Financial Services Corporation (Cat Financial) today announced its wholly owned subsidiary, Caterpillar International Bank plc, received a banking license from the Central Bank of Ireland. The new bank located in Dublin Ireland's International Financial Services Center, is the first bank formed under new licensing and supervision requirements.

The Industrial Development Agency of Ireland assisted in advising and securing the preferential tax certificate from the Irish Department of Finance.

"The formation of our bank in Ireland allows us to consolidate many facets of our extensive financing operations in Europe. We expect to gain efficiencies through this consolidation that will further enhance our ability to serve Cat customers throughout Europe." said
James S. Beard, president of Cat Financial and a Caterpillar
Inc. vice president.

The new bank will participate in an updated $1.0 Billion
Euro Commercial Paper and Euro Certificate of Deposit program in conjunction with Caterpillar International
Finance plc, also a subsidiary of Cat Financial who serves as guarantor for the notes. The notes and certificates issued are rated A-1 by Standard and Poor's and P-1 by Moody's Investor Services, Inc. Barclays Capital is arranger for both the program and the back-up revolving credit facility.

Caterpillar Financial, a wholly owned subsidiary of Caterpillar Inc. provides a wide range of financing alternatives for Caterpillar machinery and engines, Solar (R) gas turbines, lift trucks manufactured by Mitsubishi Caterpillar Forklift of America, Inc., and non-competitive related products. The company also extends loans to customers and dealers. Cat Financial offices are located throughout the world with company headquarters in Nashville, Tennessee.

Contacts:
Jill Maddux, Marketing Communications Manager
Caterpillar Financial Services Corporation
615-386-5965 or Jill.Maddux@CAT.com

Brendan Logue
Manager
Financial Services Division
Industrial Development Agency of Ireland
353-1-603-4065 or brendan.logue@ida.ie